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                                                                      Exhibit 99

[LOGO OF MODERN TECHNOLOGIES]                                       NEWS RELEASE
"Linking Imagination and Innovation"(R)                        Oklahoma City, OK
                                                                    July 3, 2002

MTC Awarded $17.9M Contract for Enhancement to KC-135 Aircraft

Modern Technologies Corporation (MTC), a wholly owned subsidiary of MTC Technologies, Inc., today announced the award of a $17.9M task order under the Flexible Acquisition and Sustainment Tool (FAST) contract for the Roll-On Beyond Line-of-Sight Enhancement (ROBE) Program. The two-year effort will provide communication enhancements for KC-135 aircraft as an initial step toward a "network in the sky" capability. The work will be managed from MTC's Oklahoma City Operation. MTC's team includes ARINC and Northrop Grumman.

Headquartered in Dayton, OH, MTC was founded in 1984 and employs approximately 1000 people in 18 locations. The company provides engineering, technical, and management services to a variety of Department of Defense, NASA, federal agencies and commercial customers.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, forward-looking statements. For information concerning these risks and uncertainties, see the Securities and Exchange Commission filing for MTC Technologies, Inc. (MTCT), parent company of MTC.

For further information on MTC, visit the website at www.modtechcorp.com.

For other information contact:
Pat Westcott
Corporate Communications
Modern Technologies Corp.
4032 Linden Ave
Dayton, OH  45432
937-252-9199